UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 13, 2024

J.JILL, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38026	45-1459825
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 Batterymarch Park
Quincy, Massachusetts		02169
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 617 376-4300

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	JILL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

This Amendment No. 1 on Form 8-K/A is being filed to update the Edgar index page for the Form 8-K filed by J.Jill, Inc. on December 17, 2024 (the "Original Filing") to reflect that this disclosure is under Item 5.02. The Original Filing inadvertently tagged the disclosure as responsive to Item 5.01. There are no changes to the disclosure below.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 13, 2024, in order to reward, retain, and further incentivize performance, J.Jill, Inc. (the “Company”), upon approval from the Compensation Committee of its Board of Directors, entered into a retention agreement (the “Retention Agreement”) with Mark Webb, the Company’s Executive Vice President, Chief Financial and Operating Officer. The Retention Agreement is effective as of December 13, 2024 (the “Effective Date”).

Under the Retention Agreement, the Company agreed to pay Mr. Webb a retention payment in the amount of $1,475,800.00 (the “Retention Bonus”) in the form of stock-settled Restricted Stock Units (“RSUs”). Fifty percent (50%) of such RSUs will become vested on the first anniversary of the Effective Date, if Mr. Webb is still employed by the Company on that date. The remaining fifty percent (50%) of the RSUs will vest in equal amounts (i.e. 12.5% of the total RSU grant) on the last day of each quarter that Mr. Webb remains continuously employed by the Company through such quarter, with the first such quarter beginning January 1, 2026 and ending on March 31, 2026. In the event that Mr. Webb’s employment terminates in a Qualifying Termination (as defined in the Retention Agreement) during the two year period from the Effective Date, any unvested RSUs will immediately vest as of the effective date of Mr. Webb’s separation from the Company. If Mr. Webb’s employment with the Company terminates for any reason other than a Qualifying Termination, any unvested portion of the RSUs will be immediately and automatically forfeited for no additional consideration as of the effective date of Mr. Webb’s separation from the Company. Capitalized terms used but not defined above have the meanings ascribed to them in the Retention Agreement.

The foregoing description of the Retention Agreement is only a summary and is qualified in its entirety by reference to the form of Retention Agreement, a copy of which is attached as Exhibit 10.1 hereto and incorporated by reference into this Item 5.02.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description of Exhibit
10.1	Form of Retention Agreement
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

J.JILL, INC.

Date:	December 17, 2024	By:	/s/ Kathleen B. Stevens
		Name: Title:	Kathleen B. Stevens Senior Vice President, General Counsel, Secretary and ESG